Exhibit 1.1
18,848,719 Shares
R.H. Donnelley Corporation
Common Stock
UNDERWRITING AGREEMENT
November 9, 2006
Lehman Brothers Inc.
745 Seventh Avenue, 3rd Floor
New York, New York 10019
Ladies and Gentlemen:
     Certain selling shareholders of R.H. Donnelley Corporation, a Delaware corporation (the “Company”), named in Schedule 1 hereto (the “Selling Stockholders”) propose to sell to Lehman Brothers Inc. (the “Underwriter”) 18,848,719 shares (the “Stock”) of the Common Stock, par value $1 per share (the “Common Stock”) of the Company. This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriter.
     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
     (a) An automatic shelf registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:
     (i) “Applicable Time” means 7:15 a.m. (New York City time) on the date of this Agreement;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock and listed on Schedule 2 hereto;

     (iv) “Preliminary Prospectus” means the prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (a) the price of Stock and the number of shares listed on the cover page of the Prospectus and (b) each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement; and
     (viii) “Selling Stockholders Information” means information relating to the Selling Stockholders furnished to the Company in writing by or on behalf of the Selling Stockholders expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show, it being understood and agreed that the only Selling Stockholders Information furnished to the Company by each of the Selling Stockholders for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show consists of the name of such selling stockholder (as such term is used in the Prospectus), the number of shares of Common Stock to be offered by such selling stockholder and the address and other information with respect to the selling stockholder (excluding any percentages), in each case that appear under the caption “Selling Stockholders” in the Prospectus.
          Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 5).
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f), and (ii) Selling Stockholders Information.
     (e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f), and (ii) Selling Stockholders Information.
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f), and (ii) Selling Stockholders Information.
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Company is not an “investment company” within the meaning of the Investment Company Act.
     (k) Each of the Company and its subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized with the requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to adversely affect the condition, (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (l) All the outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for liens securing the obligations of the Company and its subsidiaries under its and their revolving credit and term loan credit facilities, in each case to the extent described in each of the Pricing Disclosure Package and the Prospectus.
     (m) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus.
     (n) This Agreement has been duly authorized, executed and delivered by the Company.
     (o) No consent, approval, authorization, filing with or order of any court or governmental or regulatory authority or body is required for the execution, delivery, compliance and performance by the Company of this Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriter in the manner contemplated herein and in the Prospectus.
     (p) None of the execution, delivery, compliance and performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational or governing documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any property of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (iii) only, for any such conflict with, breach or violation of or imposition of any encumbrance of any property or assets of the Company or any of its subsidiaries that could not reasonably be expected to result in a Material Adverse Effect.
     (q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries and the consolidated historical financial statements of Dex Media and its consolidated subsidiaries incorporated by reference into the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and Dex Media, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the pro forma financial statements (including the related notes) incorporated by reference into each of the Pricing Disclosure Package and the Prospectus are based upon assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions, events and application of purchase accounting described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements in each of the Pricing Disclosure Package and the Prospectus; the

other historical financial information and data incorporated by reference into each of the Pricing Disclosure Package and the Prospectus are, in all material respects, fairly presented.
     (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their properties, is pending or, to the knowledge of the Company or any of its subsidiaries, threatened that (i) would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement; or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).
     (s) The Company and its subsidiaries, own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted.
     (t) None of the Company or any of its subsidiaries, is in violation or default of (i) any provision of its charter or by-laws or other organizational or governing documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clause (iii) only, for any such violation or default that could not reasonably be expected to result in a Material Adverse Effect.
     (u) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in each of the Pricing Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).
     (v) KPMG LLP, who have certified certain financial statements of Dex Media and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference into each of the Pricing Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to Dex Media as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).
     (w) Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except (i) in any case in which the failure so to file could not reasonably be expected to result in a Material Adverse Effect, (ii) for those filings being contested in good faith and for which appropriate reserves have been made in accordance with U.S. generally accepted accounting principles or (iii) as set forth in each of the Pricing Disclosure Package and the Prospectus), whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is being contested in good faith or could not reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (x) Except as described in the Pricing Disclosure Package and the Prospectus no labor dispute with the employees of either of the Company or any of its subsidiaries, exists, or, to the knowledge of the Company and its subsidiaries, is threatened, and the Company is not aware of any existing labor disturbance by the employees of the Company or any of its subsidiaries or by the principal suppliers, contractors or customers of the Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect.
     (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or its respective businesses, assets, employees, officers and directors are in full force and effect, except for any such policy or bond, the failure of which to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect; none of the Company or any of its subsidiaries has been refused any insurance coverage sought or applied for except for insurance coverage which if not obtained could not reasonably be expected to result in a Material Adverse Effect; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (z) The Company and its subsidiaries, own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their respective businesses as described in each of the Pricing Disclosure Package and the Prospectus, except for the failure to own or possess any such license or other right that could not reasonably be expected to result in a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (aa) The Company and its subsidiaries have good and marketable title to the real property material to their respective businesses described in each of the Pricing Disclosure Package and the Prospectus as being owned by it, good and marketable title to the leasehold estates in the real property leased by it and good title to the personal property material to their respective business described in each of the Pricing Disclosure Package and the Prospectus as being owned by it, in each case, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as would be permitted by the Indentures or as otherwise described in each of the Pricing Disclosure Package and the Prospectus.
     (bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by each of the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (cc) The Company and each of its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (dd) The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (ee) The Company and its subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations, and codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) to the knowledge of the Company, the Company and its subsidiaries have had no lien, charge, encumbrance or restriction recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by any of them; and (iv) have not received written notice, or to knowledge of the

Company, oral notice, of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, recordation of a lien, charge, encumbrance or restriction or liability would not, individually or in the aggregate have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by each of the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by each of the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (gg) The statistical and market-related data incorporated by reference into each of the Pricing Disclosure Package and Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.
     (hh) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
     (ii) No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (jj) The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.
     (kk) Except as set forth in the Prospectus, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (“NASD”) and any

of the Company’s officers or directors or shareholders that own at least five percent of the aggregate number of outstanding shares of Common Stock.
     (ll) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 6(g).
     (mm) The sale of the Common Stock by the Selling Stockholders does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.
     (nn) The Issuer Free Writing Prospectuses listed on Schedule 2 hereto are the only “free writing prospectuses” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock.
     Any certificate signed by an officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
     2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter as follows:
     (a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405) relating to the Stock.
     (b) The Selling Stockholder has, and immediately prior to the Delivery Date on which the Selling Stockholder is selling shares of Stock the Selling Stockholder will have, good and marketable title to the shares of Stock to be sold by such Selling Stockholder hereunder on the Delivery Date.
     (c) [Reserved.]
     (d) Upon payment by the Underwriter for the Stock to be sold by such Selling Stockholder pursuant hereto, delivery (within the meaning of the UCC (as hereinafter defined)) of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to a securities account (within the meaning of the UCC) of the Underwriter maintained at DTC (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (“UCC”)) to such Stock), (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will have acquired a security entitlement in respect of such Stock and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.
     (e) [Reserved.]
     (f) The Selling Stockholder has full limited partnership or limited liability company, as applicable, right, power and authority to enter into this Agreement.
     (g) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.
     (h) [Reserved.]
     (i) The execution, delivery and performance of this Agreement by the Selling Stockholder do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in each case for any conflicts, violations or defaults which could not, individually or in the aggregate, reasonably be expected to materially and adversely affect such Selling Stockholder’s ability to fulfill its obligations under and consummate the transactions contemplated by this Agreement or result in the creation or imposition of any security interest, lien or other encumbrance on any of the Stock being sold by such Selling Stockholder under this Agreement.
     (j) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as have been obtained or made or may be required under the Exchange Act and applicable state or foreign securities laws (including Blue Sky laws) in connection with the offer and sale of the Stock by the Company, the Selling Stockholders and the Underwriter.

     (k) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations or warranties set forth in this Section 2(k) are limited to statements or omissions made in reliance upon and in conformity with the Selling Stockholders Information provided by such Selling Stockholder.
     (l) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations or warranties set forth in this Section 2(l) are limited to statements or omissions made in reliance upon and in conformity with the Selling Stockholders Information provided by such Selling Stockholder.
     (m) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that the representations or warranties set forth in this Section 2(m) are limited to statements or omissions made in reliance upon and in conformity with the Selling Stockholders Information provided by such Selling Stockholder.
     (n) [Reserved.]
     (o) The Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (p) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
     Any certificate signed by any officer or general partner of any Selling Stockholder and delivered to counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.
     3. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees to sell the number of shares of the Stock set forth opposite its name in Schedule 1 hereto, severally and not jointly, to the Underwriter, and the Underwriter agrees to purchase the Stock. The price of the Stock purchased by the Underwriter shall be $59.12 per share.

     The Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.
     4. Offering of Stock by the Underwriter. Upon release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.
     5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Underwriter against payment by the Underwriter of the purchase price of the Stock being sold by the Selling Stockholders and the net proceeds shall be paid to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Delivery of the Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholders shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.
     6. Further Agreements of the Company. The Company agrees:
     (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to notify the Underwriter promptly of such filing; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer

Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and, in the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Stock by the Underwriter (and references herein to the “Registration Statement” shall include any such amendment or new registration statement);
     (b) To furnish to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file such document, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;
     (d) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
     (e) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent may not be unreasonably withheld);
     (f) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;

     (g) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;
     (h) To file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, file such document and prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (i) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (j) Until completion of the distribution contemplated hereby, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
     (k) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (l) [Reserved.]
     (m) Not to take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of the Stock.

     7. Agreements of the Underwriter. The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company, and not superseded or corrected by a document subsequently filed by the Company, with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     8. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:
     (a) [Reserved.]
     (b) [Reserved.]
     (c) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock.
     (d) To deliver to the Underwriter prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).
     9. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Stock and any taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(k) and preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (g) the fees, disbursements and expenses of the Company’s counsel and accountants; (h) the fees, disbursements and expenses of the Selling Stockholders’ counsel, provided that such fees, disbursements and expenses shall not exceed $50,000; and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders; provided the Selling Stockholders shall pay the underwriting discount of the Underwriter in connection with the offering of the Stock and any transfer taxes payable in connection with the sale of Stock to the Underwriter. In connection with the proviso to the immediately preceding sentence, the Underwriter agrees to pay any and all applicable New York State stock transfer taxes in connection with the sale of Stock contemplated hereby and seek rebate from the appropriate New York State governmental authority, and the Selling Stockholders agree to reimburse the Underwriter for any such tax payments which are not rebated by such New York State governmental authority within a reasonable time after being sought by the Underwriter. Except as provided in this Section 9 and in Section 14, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.
     10. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and again on the Delivery Date (as if made again on and as of such date), of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
     (b) [Reserved.]
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Jones Day shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in substantially the form attached hereto as Exhibit A or such other form that is reasonably satisfactory to the Underwriter.
     (e) Robert J. Bush, Senior Vice President and General Counsel of the Company, shall have furnished to the Underwriter his written opinion, addressed to the Underwriter and dated the Delivery Date, in substantially the form attached hereto as Exhibit B or such other form that is reasonably satisfactory to the Underwriter.
     (f) The Selling Stockholders shall have used all commercially reasonable efforts to cause one or more legal counsel reasonably satisfactory to the Underwriter to furnish to the Underwriter a written opinion, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, covering the opinions set forth in Exhibit C attached hereto with respect to each Selling Stockholder, it being understood and agreed that such commercially reasonable efforts may result in no such opinions or less than all of such opinions being delivered with respect to any or all of the Selling Stockholders.
     (g) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (h) The Underwriter shall have received from (i) PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the Delivery Date (x) confirming that it is an independent public accountant under the guidelines of the AICPA and (y) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the Delivery Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the Delivery Date (x) confirming that it is an independent public accountant under the guidelines of the AICPA and (y) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the Delivery Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) Latham & Watkins LLP shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholders, addressed to the Underwriter and dated the Delivery Date, in substantially the form attached hereto as Exhibit D or such other form that is reasonably satisfactory to the Underwriter.
     (j) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

     i. The representations, warranties and agreements of the Company in Section 1 hereof are true and correct on and as of the Delivery Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied with all its agreements contained herein and has fulfilled all conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;
     ii. No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     iii. They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (k) Each of the Selling Stockholders or their duly authorized power of attorney shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of the Delivery Date and that such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.
     (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Package or (ii) otherwise than as set forth in the Pricing Disclosure Package, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (o) The New York Stock Exchange shall have approved the Stock for listing.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
     11. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a

“Non-Prospectus Road Show”) or (E) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, in reliance upon and in conformity with (x) written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information, any Non-Prospectus Road Show specified in Section 11(f), and (y) Selling Stockholders Information. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.
     (b) Each Selling Stockholder shall severally and not jointly indemnify and hold harmless the Underwriter, its directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, but only with respect to such statements made in reliance upon and in conformity with such Selling Stockholder’s Information, or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of such Selling Stockholder or used or referred to by such Selling Stockholder in connection with the offering of the Stock in violation of Section 2(a) (a “Selling Stockholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, but only with respect to omissions or alleged omissions made in reliance upon and in conformity with such Selling Stockholder’s Information, or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and in each case shall reimburse the Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of such Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds from the offering of the shares of the Stock purchased under the Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that such Selling Stockholder may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.
     (c) The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholders, their respective directors, managers, officers and employees, and each person, if any, who controls the Company or such Selling Stockholders within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholders or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 11(f) hereof and in each case shall reimburse the Company, the Selling Stockholders, their respective directors, managers, officers and employees, and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Selling Stockholders, their respective directors, managers, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Stockholders or any such director, officer, employee or controlling person.
     (d) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel (in addition to local counsel, if necessary) to represent the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or the Selling Stockholders under this Section 11 if (i) the Company, the Selling Stockholders and the Underwriter shall have mutually so agreed; (ii) the Company and the Selling Stockholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriter; (iii) the Underwriter and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Selling Stockholders; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriter or its directors, officers, employees or controlling persons, on the one hand, and the Company and the Selling Stockholders, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (e) If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a), 11(b) or 11(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds received by it from the sale of the Stock exceeds the amount of any damages that such Selling Stockholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The Underwriter confirms and the Company and the Selling Stockholders acknowledge and agree that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     12. [Reserved.]
     13. Termination. The obligations of the Underwriter hereunder may be terminated by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 10(m), 10(n) or 10(o), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.
     14. Reimbursement of Underwriter’s Expenses. If (a) the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on their part to be performed, or because any other condition to the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled for any reason or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company and the Selling Stockholders will jointly and severally reimburse the Underwriter for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Underwriter.
     15. Research Independence. The Company and each of the Selling Stockholders acknowledge and agree that the Underwriter’s research analysts and research departments are required to be independent from its respective investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company and each of the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Selling Stockholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or such Selling Stockholder by the Underwriter’s investment banking division. The Company and each of the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company which may be the subject of the transactions contemplated by this Agreement.
     16. No Fiduciary Duty. The Company and each of the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders hereby waive any claims that the Company or such Selling Stockholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
     17. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 11(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to R.H. Donnelley Corporation General Counsel (fax no.: (919) 297-1518) and confirmed to it at R.H. Donnelley Corporation at 1001 Winstead Drive, Cary, North Carolina 27513, attention General Counsel; and
     (c) if to the Selling Stockholders, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholders at the addresses set forth in the Registration Statement.
     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter, and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Underwriter, as the case may be, in writing, at least three days in advance of such change.

     18. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the employees, officers and directors of the Underwriter or the person or persons, if any, who control the Underwriter within the meaning of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 11(c) of this Agreement shall also be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement, any person controlling the Company within the meaning of the Securities Act, each of the Selling Stockholders’ directors, managers, officers and employees and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 18, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     19. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     20. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.
     21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, R.H. DONNELLEY CORPORATION
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CARLYLE PARTNERS III, L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ John F. Harris
Name:	John F. Harris
Title:	Managing Director

CP III COINVESTMENT, L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ John F. Harris
Name:	John F. Harris
Title:	Managing Director

CARLYLE-DEX PARTNERS L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ John F. Harris

Name: John F. Harris
Title:Managing Director

CARLYLE-DEX PARTNERS II L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ John F. Harris

Name: John F. Harris
Title: Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P.

By:	TCG High Yield, L.L.C.,
its General Partner

By:	TCG High Yield Holdings, L.L.C.,
its Managing Member

By:	TC Group, L.L.C.,
its Sole Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ John F. Harris

Name: John F. Harris
Title: Managing Director

WELSH, CARSON, ANDERSON & STOWE IX, L.P.

By:	WCAS IX Associates LLC, its General Partner

By:	/s/ Jonathan Rather

Name:	Jonathan Rather
Title:	Managing Member

WD GP ASSOCIATES LLC

By:	/s/ Jonathan Rather

Name:	Jonathan Rather
Title:	Manager

WD INVESTORS LLC

By:	WCAS IX Associates LLC, its Manager

By:	/s/ Jonathan Rather

Name:	Jonathan Rather
Title:	Managing Member

GS PRIVATE EQUITY PARTNERS II—DIRECT INVESTMENT FUND, L.P.

By:	GS PEP II Direct Investment Advisors, L.L.C., its General Partner

By:	GSAM Gen-Par, L.L.C., its Managing Member

By:	/s Jennifer Barbetta

Name:	Jennifer Barbetta
Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 1999— DIRECT INVESTMENT FUND, L.P.

By:	GS PEP 1999 Direct Investment Advisors, L.L.C., its General Partner

By:	GSAM Gen-Par, L.L.C., its Managing Member

By:	/s/ Jennifer Barbetta

Name:	Jennifer Barbetta
Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 2000— DIRECT INVESTMENT FUND, L.P.

By:	GS PEP 2000 Direct Investment Advisors, L.L.C., its General Partner

By:	GSAM Gen-Par, L.L.C., its Managing Member

By:	/s/ Jennifer Barbetta

Name:	Jennifer Barbetta
Title:	Authorized Signatory

A.S.F. CO-INVESTMENT PARTNERS, L.P.

By:	/s/ Hugh Perloff

Name:	Hugh Perloff
Title:	Senior Vice President

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ Michael Hrynuik
Authorized Representative

SCHEDULE 1

Number of Shares of
Selling Stockholders	Stock
Carlyle Partners III, L.P., a Delaware limited partnership	5,922,560
CP III Coinvestment, L.P., a Delaware limited partnership	208,227
Carlyle-Dex Partners L.P., a Delaware limited partnership	1,270,302
Carlyle-Dex Partners II L.P., a Delaware limited partnership	1,731,856
Carlyle High Yield Partners, L.P., a Delaware limited partnership	291,415
Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership	5,981,631
WD Investors LLC, a Delaware limited liability company	2,947,505
WD GP Associates LLC, a Delaware limited liability company	179,453
A.S.F. Co-Investment Partners, L.P., a Delaware limited partnership	232,712
GS Private Equity Partners II-Direct Investment Fund, L.P., a Delaware limited partnership	57,767
GS Private Equity Partners 1999-Direct Investment Fund, L.P., a Delaware limited partnership	7,952
GS Private Equity Partners 2000-Direct Investment Fund, L.P., a Delaware limited partnership	17,339

Total	18,848,719